SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2004
                                                   ----------------


                       SANGUI BIOTECH INTERNATIONAL, INC.
             (Exact name of Registrant as specified in its charter)

                                    Colorado
          (State or other jurisdiction of Incorporation or organization


           000-21271                                       84-1330732
-----------------------------------          ---------------------------------
    (Commission File Number)                (I.R.S. Employer Identification No.)

                Alfred-Herrhausen-Str. 44, 58455 Witten, Germany
                ------------------------------------------------
               (Address of principal executive offices)(Zip Code)

                              011-49-2302-915-204
               --------------------------------------------------
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)


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

Item 3.02       Unregistered Sale of Equity Securities.

     Between November 3, 2004 and December 23, 2004, the Registrant, Sangui Biotech International, Inc., sold 2,000,000 restricted shares of common stock at a price of $0.05 per share, for aggregate proceeds to the Registrant of $100,000. No underwriters were used. The offer and sale of the shares occurred outside the United States and the shares were sold to two individuals who reside outside the United States, pursuant to an exemption from registration under Rule 901, Regulation S of the Securities Act of 1933, as amended.

                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                        Sangui Biotech International, Inc.
                                        (Registrant)


Date: January 11, 2005                  /S/ Wolfgang Barnikol
                                        ---------------------------------------
                                        By: Wolfgang Barnikol
                                        Its:  President, CEO and CFO


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